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                                                                    EXHIBIT 23.1

                          CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the previously filed registration statements of Boardwalk Casino, Inc. on Forms S-8 (file No.'s 333-05019 and 333-05021) of our report dated November 24, 1997, except for Note 2 as to which the date is January 5, 1998, on our audits of the financial statements of Boardwalk Casino, Inc. as of and for the years ended September 30, 1997 and 1996, included in the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997.

/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.

Las Vegas, Nevada
January 5, 1998